UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                                Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HELIX ENERGY SOLUTIONS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  P.O. BOX 8016, CARY, NC 27512-9903

Helix Energy Solutions Group, Inc.

Important Notice Regarding the Availability

of Proxy Materials

Shareholders Meeting to be held on May 18, 2022

For Shareholders of record as of March 21, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/HLX

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/HLX

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 6, 2022.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/HLX	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.	* If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting materials.

Helix Energy Solutions Group, Inc.
Meeting Type: Annual Meeting of Shareholders
Date:	Wednesday, May 18, 2022
Time:	8:30 AM, Central Daylight Time
Place:	Annual meeting to be held live via the Internet
Please visit www.proxydocs.com/HLX for more details.
You must register to attend the meeting online and/or participate at www.proxydocs.com/HLX
SEE REVERSE FOR FULL AGENDA

Helix Energy Solutions Group, Inc.

Annual Meeting of Shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR PROPOSALS 1, 2 AND 3

PROPOSAL

1.	Election of three “Class I” directors to serve a three-year term of office expiring at our 2025 annual meeting.

1.01 T. Mitch Little

1.02 John V. Lovoi

1.03 Jan Rask

2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2022.

3.	Approval, on a non-binding advisory basis, of the 2021 compensation of our named executive officers.